Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CYTOMX THERAPEUTICS, INC.

(a Delaware corporation)

(Pursuant to Sections 228, 242 and 245 of the

General Corporation Law of the State of Delaware)

CytomX Therapeutics, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1.

The date of filing of the Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was September 16, 2010 under the name Cytomx Therapeutics, Inc. Thereafter, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 22, 2010. Thereafter, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 26, 2012. Thereafter, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 22, 2014. Thereafter, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 11, 2015. Thereafter, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 2, 2015. Thereafter, an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 13, 2015 (the “Prior Amended and Restated Certificate of Incorporation”). Thereafter, a Certificate of Amendment to the Prior Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 23, 2020 (collectively, the “Prior Certificate”).

2.

Pursuant to Sections 228, 242 and 245 of the DGCL, this Amended and Restated Certificate of Incorporation (this “Restated Certificate”) restates and integrates and further amends the provisions of the Prior Certificate.

3.	The text of the Prior Certificate is hereby amended and restated in its entirety to read as follows:

ARTICLE ONE

The name of this corporation is CytomX Therapeutics, Inc. (the “Company”).

ARTICLE TWO

FIRST: The address of the Corporation’s registered office in the State of Delaware is 850 New Burton Road, Suite 201, Dover, DE 19904, county of Kent. The name of its registered agent at such address is COGENCY GLOBAL INC.

ARTICLE THREE

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE FOUR

A.

The Company is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares that the Company is authorized to issue is 310,000,000 shares, 300,000,000 shares of which shall be Common Stock (the “Common Stock”), and 10,000,000 shares of which shall be Preferred Stock (the “Preferred Stock”). The Common Stock shall have a par value of $0.00001 per share and the Preferred Stock shall have a par value of $0.00001 per share.

B.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the DGCL, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE FIVE

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.

1.

The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

2.

Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the directors of the Corporation shall be divided into three classes as nearly equal in number as is practicable, hereby designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to such classes. The term of office of the initial Class I directors shall expire upon the election of directors at the first annual meeting of stockholders following the effectiveness of this Article Five; the term of office of the initial Class II directors shall expire upon the election of directors at the second annual meeting of stockholders following the effectiveness of this Article Five; and the term of office of the initial Class III directors shall expire upon the election of directors at the third annual meeting of stockholders following the effectiveness of this Article Five. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the effectiveness of this Article Five, each of the successors elected to replace the directors of a class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, if the number of directors that constitutes the Board is changed, any newly created directorships or decrease in directorships shall be so apportioned by the Board among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3.

Subject to limitations imposed by law and the rights of the holders of any series of preferred stock of the Corporation, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Company, entitled to vote at an election of directors (the “Voting Stock”).

4.

Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

B.

1.

The Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend, or repeal Bylaws.

2.	The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

3.	No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws.

4.

Special meetings of the stockholders of the Company may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (iv) the procedures set forth in the Bylaws, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

5.

Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

ARTICLE SIX

Meetings of stockholders of the Company may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE SEVEN

A.

A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B.

Any repeal or modification of this Article Seven shall be prospective and shall not affect the rights under this Article Seven in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

ARTICLE EIGHT

To the fullest extent permitted by applicable law, the Company is also authorized to provide indemnification of (and advancement of expenses to) its directors, officers and agents (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such directors, officers, agents or other persons, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders, and others. Any amendment, repeal or modification of any of the foregoing provisions of this Article Eight shall not adversely affect any right or protection of any director, officer, agent, or other person existing at the time of, or increase the liability of any director, officer or agent of the Company or other person with respect to any acts or omissions of such director, officer, agent or other person occurring prior to, such repeal or modification.

ARTICLE NINE

A.

The Company reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, except as provided in paragraph B of this Article Nine, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.

Notwithstanding any other provisions of this Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Restated Certificate or any Preferred Stock Designation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles Five, Seven, Eight and Nine.

C.	The effective date of this Restated Certificate shall be Friday, May 17, 2024.

The undersigned, being the duly elected President and Chief Executive Officer of the Company, for the purpose of amending and restating the Prior Certificate, does make this Restated Certificate, hereby declaring and certifying that this is the act and deed of the Company and the facts stated in this Restated Certificate are true, and accordingly has hereunto executed this Restated Certificate as a duly authorized officer of the Company this 17th day of May, 2024.

CYTOMX THERAPEUTICS, INC.

/s/ Sean McCarthy
Sean McCarthy, D.Phil., President and Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF CYTOMX THERAPEUTICS, INC.